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Exhibit 99.1

CERTIFICATION

        Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Warren Resources Inc. ("Warren"), that, to his knowledge, the Quarterly Report of Warren on Form 10-Q for the period ended June 30, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Warren.

Date: August 14, 2002	By:	/s/ NORMAN F. SWANTON Norman F. Swanton Chairman and Chief Executive Officer
Date: August 14, 2002	By:	/s/ TIMOTHY A. LARKIN Timothy A. Larkin Senior Vice President, Chief Financial Officer and Principal Accounting Officer

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  Exhibit 99.1
CERTIFICATION